ARCHER INVESTMENT SERIES TRUST

SECOND AMENDMENT TO THE TRI-PARTY AGREEMENT

FOR DISTRIBUTION SERVICES

THIS AMENDMENT, dated as of the 1st day of December, 2019 to the Tri-Party Agreement for Distribution Services, dated as of December 21, 2012 (the "Agreement"), is entered into by and between ARCHER INVESTMENT SERIES TRUST, an Ohio business trust (the “Trust”), ARCHER INVESTMENT CORPORATION, an Indiana corporation (the “Advisor”), and ARBOR COURT CAPITAL LLC (“ACC”), a limited liability corporation organized and existing under the laws of the State of Ohio.

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the parties desire to modify the Exhibit to the Agreement to add two (2) Funds; and

WHEREAS, Article 15 of the Agreement allows for an amendment by a written instrument executed by both parties.

NOW, THEREFORE, the parties agree as follows:

Schedule A of the Agreement is hereby superseded and replaced with Amended Schedule A attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

ARCHER INVESTMENT SERIES TRUST

By: /s/ Troy C. Patton

Troy C. Patton, President

Dated: December 1, 2019

ARCHER INVESTMENT CORPORATION

By: /s/ Troy C. Patton

Troy C. Patton, President

Dated: December 1, 2019

ARBOR COURT CAPITAL, LLC

By: /s/ Gregory B. Getts

Gregory B. Getts, President

Dated: December 1, 2019

AMENDED SCHEDULE A

Pursuant to Section 1 of the Distribution Agreement among Archer Investment Series Trust (the "Trust/IC") and Arbor Court Capital ("ACC"), the Trust/IC hereby appoints ACC as its agent to be the principal underwriter of the Trust/IC with respect to its following series:

ARCHER BALANCED FUND
ARCHER INCOME FUND
ARCHER STOCK FUND

ARCHER DIVIDEND GROWTH FUND

ARCHER FOCUS FUND

ARCHER MULTI CAP FUND

ARCHER INVESTMENT SERIES TRUST

By: /s/ Troy C. Patton

Troy C. Patton, President

Dated: December 1, 2019

ARCHER INVESTMENT CORPORATION

By: /s/ Troy C. Patton

Troy C. Patton, President

Dated: December 1, 2019

ARBOR COURT CAPITAL, LLC

By: /s/ Gregory B. Getts

Gregory B. Getts, President

Dated: December 1, 2019